UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (date of earliest event reported): July 16, 2007

LYONDELL CHEMICAL COMPANY
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

1-10145 (Commission File Number)	95-4160558 (I.R.S. Employer Identification No.)

1221 McKinney Street, Suite 700, Houston, Texas (Address of principal executive offices)	77010 (Zip Code)

(713) 652-7200
(Registrant’s telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☑                 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

The description set forth below is qualified in its entirety by the full text of the respective document to which it refers, which document is filed herewith.

Item 1.01                      Entry Into a Material Definitive Agreement

On July 17, 2007, Lyondell Chemical Company (the “Company”) and Basell AF, a Luxembourg company (“Basell”) announced that the Company, Basell and BIL Acquisition Holdings Limited, a Delaware corporation and a wholly-owned subsidiary of Basell (“Merger Sub”) have entered into an Agreement and Plan of Merger (the “Agreement”), dated as of July 16, 2007, pursuant to which Merger Sub will be merged with and into the Company (the “Merger”) with the Company continuing as the surviving corporation and a wholly-owned subsidiary of Basell. Pursuant to the Merger, each outstanding share of common stock, par value $1.00 per share, of the Company will be converted into the right to receive $48 per share in cash.  The Board of Directors of the Company unanimously approved the Agreement and the transactions contemplated thereby.

Investors are cautioned that the representations, warranties and covenants included in the Agreement were made by the Company and Basell and Merger Sub to each other.  These representations, warranties and covenants were made as of specific dates and only for purposes of the Agreement and are subject to important exceptions and limitations, including a contractual standard of materiality different from that generally relevant to investors, and are qualified by information in confidential disclosures that the parties exchanged in connection with the execution of the agreement.  In addition, the representations and warranties may have been included in the Agreement for the purpose of allocating risk between the Company and Basell, rather than to establish matters as facts.  The Agreement is described in this Current Report on Form 8-K and attached as Exhibit 2.1 hereto only to provide you with information regarding its terms and conditions, and, except for its status as a contractual document that establishes and governs the legal relationship among the parties thereto with respect to the Merger, not to provide any other factual information regarding the Company, Basell or their respective businesses or the actual conduct of their respective businesses during the pendency of the Agreement.  Investors should not rely on the representations and warranties in the Agreement as characterizations of the actual state of facts about the Company or Basell.  Furthermore, you should not rely on the covenants in the Agreement as actual limitations on the respective businesses of the Company and Basell, because either party may take certain actions that are either expressly permitted in the confidential disclosures to the Agreement or as otherwise consented to by the appropriate party, which consent may be given without prior notice to the public.

Consummation of the Merger is subject to approval of the Agreement by the Company’s stockholders, the receipt of regulatory approvals, including foreign competition approvals, and other customary closing conditions.  The Hart-Scott-Rodino waiting period has expired.  The transaction is expected to close within the next several months and is not subject to financing.

The Agreement contains certain termination rights, including if the Company’s Board of Directors changes its recommendation to the stockholders in connection with a Superior Proposal (as defined in the Agreement), and provides that, upon the termination of the Agreement, under specified circumstances, the Company will be required to pay to Basell a termination fee of $385 million.

A copy of the Agreement and a copy of the press release dated July 17, 2007 are attached as Exhibits 2.1 and 99.1, respectively, and are incorporated herein by reference.

Additional Information and Where to Find It
In connection with the solicitation of proxies by the Company with respect to the meeting of its stockholders to be called with respect to the proposed merger, the Company will file a proxy statement with the Securities and Exchange Commission (the “SEC”).  STOCKHOLDERS OF THE COMPANY ARE ADVISED TO READ THE PROXY STATEMENT WHEN IT IS FINALIZED AND DISTRIBUTED TO THE STOCKHOLDERS BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION.  Stockholders will be able to obtain a free-of-charge copy of the proxy statement (when available) and other relevant documents filed with the SEC from the SEC’s web site at http://www.sec.gov. Stockholders will also be able to obtain a free-of-charge copy of the proxy statement and other relevant documents (when available) by directing a request by mail to Lyondell Chemical Company, Investor Relations, 1221 McKinney Street, Suite 700, Houston, Texas 77010, or from the Company’s website at www.lyondell.com.

The Company and certain of its directors and executive officers may, under the rules of the SEC, be deemed to be “participants” in the solicitation of proxies from its stockholders in connection with the proposed merger. Information concerning the interests of the persons who may be “participants” in the solicitation is set forth in the Company’s proxy statements and annual reports on Form 10-K (including any amendments thereto), previously filed with the SEC, and in the proxy statement relating to the merger and other relevant materials to be filed with the SEC when they become available.

Item 9.01                      Financial Statements and Exhibits

(d)           Exhibits.

2.1	Agreement and Plan of Merger among Lyondell Chemical Company, Basell and BIL Acquisition Holdings Limited dated as of July 16, 2007*

99.1	Press Release

*  Schedules and exhibits omitted pursuant to Item 601(b)(2) of Reg. S-K.  The Company agrees to furnish supplementally a copy of any omitted schedule to the Commission upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LYONDELL CHEMICAL COMPANY

By:   /s/ Kerry A. Galvin
Name:     Kerry A. Galvin
Title:       Senior Vice President and
General Counsel

Date:  July 17, 2007

INDEX TO EXHIBITS

Exhibit
Number                                Description

2.1	Agreement and Plan of Merger among Lyondell Chemical Company, Basell AF and BIL Acquisition Holdings Limited dated as of July 16, 2007*

99.1	Press Release

* Schedules and exhibits omitted pursuant to Item 601(b)(2) of Reg. S-K.  The Company agrees to furnish supplementally a copy of any omitted schedule to the Commission upon request.